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                                                                   EXHIBIT 10.49


                                  STOCK OPTION

         THIS CERTIFIES THAT, FOR VALUE RECEIVED, SmartGate Inc., a Nevada corporation ("SmartGate Inc." or the "Company") has, on January 15, 2002, granted to Hawk Associates, Inc. ("Holder") the right and option until January 16, 2009 to purchase 50,000 shares of Common Stock of SmartGate Inc., at a purchase price of $7.25 per share. The shares, which may be purchased under this Option, are subject to a vesting schedule over a 24-month period from January 16, 2002 where 6,250 shares shall be released and become eligible for purchase at the end of each quarterly (i.e. three-month) period during the 24-month vesting term provided the engagement agreement between the Company and the Holder dated January 16, 2002 ("Engagement Agreement"), a copy of which is attached hereto, has remained in effect at the end of the quarterly period then in effect as set forth below ("Vesting Condition"); to wit:

         - the first 6,250 shares would vest and be eligible for purchase on April 15, 2002 if the Vesting Condition was met for that quarter;

         - the next 6,250 shares would vest and be eligible for purchase on July 15, 2002 if the Vesting Condition was met for that quarter;

         - the next 6,250 shares would vest and be eligible for purchase on October 15, 2002 if the Vesting Condition was met for that quarter;

         - the next 6,250 shares would vest and be eligible for purchase on January 15, 2003 if the Vesting Condition was met for that quarter;

         - the next 6,250 shares would vest and be eligible for purchase on April 15, 2003 if the Vesting Condition was met for that quarter;

         - the next 6,250 shares would vest and be eligible for purchase on July 15, 2003 if the Vesting Condition was met for that quarter;

         - the next 6,250 shares would vest and be eligible for purchase on October 15, 2003 if the Vesting Condition was met for that quarter;

         - the next 6,250 shares would vest and be eligible for purchase on January 15, 2004 if the Vesting Condition was met for that quarter;
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         This Option and the vesting schedule hereinabove shall have no effect upon (nor alter): (i) the Company's early termination rights under the Initial Period as set forth in the Engagement Agreement; or (ii) the Engagement Agreement being an open-ended 30-day notice agreement following the Initial Period (as set forth in the Engagement Agreement) and each party having right thereafter to terminate the Engagement Agreement with 30 days notice. The Holder acknowledges and agrees that only shares which are vested may be purchased and if the Engagement Agreement is terminated by either party during this Option's vesting period the Holder will be entitled to purchase only those shares that have vested through the date of termination.

         In the event of a stock dividend or stock split resulting in the number of outstanding shares of the Company being changed, the applicable exercise price and number of shares, as provided in this Option, shall be proportionately adjusted. In the event of the merger, consolidation, or combination of the Company into another company or entity which survives that transaction, the shares which may be purchased under this Option shall be converted into an equivalent number of shares of the surviving entity. In the event of the sale of all or substantially all of the assets of the Company, the shares which may be purchased upon the exercise of the Option shall be treated in any distribution as if said shares are issued and outstanding, with the exception that the exercise price under this Option shall be deducted from the amount to be distributed on a per-share basis.

         The grant of this Option is made without registration under the Securities Act of 1933 (the "Act") by reason of a specific exemption. The Option and shares to be issued at exercise shall be restricted as to transfer in accordance with Rule 144 of the Act.

         As a condition to the issuance of shares of Common Stock of the Company under this Option, the Holder agrees to remit to the Company at the time of any exercise of this Option any taxes required to be withheld by the Company under Federal, State, or Local law as a result of the exercise of this Option.

         This Option may not be transferred without the consent of the Company.
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         The Holder shall not have any of the rights of a shareholder with respect to any shares of the Company's common stock until the purchase price for the shares has been paid to the Company.

         The Company has caused this Option Agreement to be executed in the name of the Company by its corporate officer having been duly authorized, and the Holder has hereunto set Holder's hand and seal as of the date and year first above written.


SMARTGATE INC.
a Nevada corporation


By:
   ---------------------------------------
Its:


AGREED TO AND ACCEPTED BY HOLDER:


HAWK ASSOCIATES, INC.


By:
   ---------------------------------------
Its: